UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective December 9, 2005, our Board of Directors approved a new form of indemnity agreement to be entered into with each of our directors, our Chief Executive Officer, James Lambert, our President, Dana Kammersgard, and our Chief Financial Officer, Preston Romm.  The new form of indemnity agreement will supersede any prior indemnification agreements between us and such individuals.

The form of indemnity agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 9, 2005, our Board of Directors appointed Kimberly E. Alexy as a director of Dot Hill Systems Corp.  Ms. Alexy was appointed to serve as a Class II director, continuing in office until our 2007 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal.

On December 9, 2005, under the terms of the 2005 Non-Employee Directors’ Plan, Ms. Alexy received a grant of a non-qualified stock option to purchase 50,000 shares of the Dot Hill’s common stock. Ms. Alexy is also entitled to receive customary director and retainer fees and an annual non-qualified stock option to purchase 20,000 shares of Dot Hill’s common stock on each annual meeting of stockholders.

A copy of the December 13, 2005 press release announcing Ms. Alexy’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1         Form of Indemnity Agreement.

99.1         Press release of Dot Hill Systems Corp. dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Preston Romm Chief Financial Officer, Vice President, Finance, Secretary and Treasurer
Date: December 13, 2005

INDEX TO EXHIBITS

10.1         Form of Indemnity Agreement.

99.1         Press release of Dot Hill Systems Corp. dated December 13, 2005.